Exhibit 1.01 to Form SD filed on May 31, 2024

Conflict Minerals Report

as required by Items 1.01 and 1.02 of Form SD

This report for the year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Conflict Minerals Rule”). This Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by Form SD as “conflict minerals”), and who have a reason to believe that the products they manufacture, or contract to manufacture, contain conflict minerals that are necessary to the functionality or production of those products. If the SEC registrant has a reason to believe that any of those conflict minerals may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”), or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.

1.	Products

Toyota Motor Corporation (together with its subsidiaries, “Toyota”, “we” or “our”) conducted a reasonable country of origin inquiry (“RCOI”) with due diligence for the following products: passenger cars, minivans and commercial vehicles such as trucks. Toyota’s subsidiary, Daihatsu Motor Co., Ltd. (“Daihatsu”), produces and sells mini-vehicles and compact cars. Hino Motors, Ltd. (“Hino”), also a subsidiary of Toyota, produces and sells commercial vehicles such as trucks and buses. We also manufacture automotive parts, components and accessories for our own use and for sale to others. Our vehicles (produced by Toyota, Daihatsu and Hino) can be classified into two categories: electrified vehicles and conventional engine vehicles. Our product line-up includes subcompact and compact cars, mini-vehicles, mid-size, luxury, sports and specialty cars, recreational and sport-utility vehicles, pickup trucks, minivans, trucks and buses. In addition, we also manufacture and sell pleasure boats, marine engines and a variety of marine components.

For some of our products, we were able to identify with confidence the smelters where the metals were processed. However, we were unable to determine with reasonable certainty the mines or locations of origin of all the conflict minerals contained in our supply chain.

2.	Policy

Toyota and its subsidiaries promote obtainment of materials with full deliberation and care to avoid the procurement or usage of materials which are unlawful or which are obtained through unethical or otherwise unacceptable means. We recognize that the situation surrounding conflict minerals originating in the Covered Countries is one of the significant social issues among supply chains. We aim at procurement and usage that are free from conflict minerals originating in the Covered Countries and relating to illegal conduct including human rights infringement. We also recognize that human rights abuses, such as child labor in the procurement of cobalt and other materials, are significant social issues, and we aim to carry out our procurement activities such that they do not include minerals that are suspected of being derived from such abuses. To achieve such procurement and usage, we conduct inquiries tracing back through our supply chains and confirm if such minerals are used. In addition, we take appropriate steps to discontinue procurement of materials that can cause social problems such as human rights issues or finance armed groups, if such usage is detected. Based on mutually beneficial relationships, we ask our suppliers to understand our policies and approaches and to promote responsible material procurement.

The link to Toyota’s Policies and Approaches to Responsible Mineral Sourcing Issues is below: https://global.toyota/pages/global_toyota/sustainability/esg/mineral_sourcing_en.pdf

3.	Reasonable Country of Origin Inquiry

Toyota identified, through an established process, the Toyota entities that manufactured products delivered to markets related to Toyota’s automotive operations and marine operations. Then, we requested, directly or through such entities, the direct suppliers from which such entities procured any parts, components or accessories to provide relevant information through the RCOI survey. We used the Conflict Minerals Reporting Template (“CMRT”), published by the Responsible Minerals Initiative (“RMI”), to obtain information from these suppliers and to determine whether the products that Toyota manufactures or that it contracts with others for manufacture contained any 3TG necessary to the functionality or production of these products. We contacted suppliers who had not submitted a CMRT and collected CMRTs from thousands of suppliers in total, and we received responses from 95% of the in-scope suppliers surveyed.

4.	Steps Taken to Identify Risks in the Supply Chain and Due Diligence Measures

Due Diligence Design:

To determine the source and chain of custody of 3TG necessary to the functionality and/or production of our products, Toyota conducted due diligence on our supply chain. Our due diligence measures have been designed to conform, in all material respects, with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, as applicable for tin, tantalum, tungsten, gold and downstream companies.

Due Diligence Measures Performed:

(i)	Step 1 Establish strong company management systems:

Toyota has adopted a company policy for conflict minerals and sustainability guidelines for business partners and communicated them to both internal and external parties. Under the leadership of the Deputy Chief Officer of the General Administration & Human Resources Group, who is responsible for sustainability, various divisions within Toyota such as sustainability management, procurement, human resources, environment, accounting and legal, as well as our major regional entities, have been collaborating to conduct risk assessments, have ongoing discussions and implement measures regarding responsible procurement and human rights due diligence. In 2013 and 2014, we held sessions for suppliers as part of awareness-raising activities and explained the outline of the RCOI survey, including background and objectives. Further, we have been collaborating with our suppliers via regular communications, made possible by our strong and close relationships. We have streamlined the conflict minerals-related communication flow with relevant divisions including entities. It is designed that all the inquiries we receive from outside parties are raised to the related divisions and discussed among the members.

(ii)	Step 2 Identify and assess risk in the supply chain:

Toyota carried out the RCOI survey across borders, tracing back through our supply chains and confirming if conflict minerals are used, pursuant to the discussions among management on Toyota’s Policies and Approaches to Conflict Minerals Issues and measures relating to the RCOI survey. We have been using the CMRT published by the RMI and compared the results of the survey on smelter information with the list of Responsible Minerals Assurance Process (“RMAP”). The data on which we rely for certain statements in this filing comes from an RCOI report provided by the RMI through our membership with them (RMI member ID: TOYO). We have reviewed suppliers’ CMRTs and requested them to make corrections if there are errors and/or omissions. As we have been closely communicating with major Tier-1 suppliers, some of the feedback we received from them was integrated into the conflict minerals survey-related materials, such as survey manuals, FAQs and other tools. Those materials are provided to suppliers for free of charge, with the aim to provide support on the RCOI survey.

(iii)	Step 3 Design and implement a strategy to respond to identified risks:

Based on the risks identified in Step 2 above, Toyota discussed this assessment with Toyota’s management, then designed and implemented a strategy to respond to such risks, which were documented as a risk management plan. Out of all our Tier-1 suppliers, we identified priority suppliers for following up to mitigate the identified risk in accordance with the internally-developed criteria and procedures. We also requested survey cooperation through automotive industry organizations such as the Automotive Industry Action Group (“AIAG”) and the Japan Auto Parts Industries Association (“JAPIA”), and maintained regular communication including exchange of opinions. In addition, we participated in Phase 1 of the Public-Private Alliance for Responsible Minerals Trade.

(iv)	Step 4 Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:

Through AIAG, we supported and contributed to RMI’s activities. Toyota Motor North America, Inc. (“TMNA”), a U.S subsidiary of Toyota, contacted 84 smelters/refiners during 2023 as a participant of the Global Smelter Engagement Teams Working Group and the AIAG’s Smelter Engagement Teams Working Group in order to encourage smelters/refiners to participate in RMAP. Of the 84 smelters/refiners, 17 were cobalt refiners.

We have been a member of the Japan Conflict Free Sourcing Working Group, which was established in Japan with other companies from the automotive industry and the electronics industry to collaborate with the RMI.

(v)	Step 5 Report on supply chain due diligence:

Toyota has compiled its results and filed this report in accordance with the Conflict Minerals Rule under Form SD. Further information is also available on our Sustainability website.

5.	Results for Calendar Year 2023

Toyota was able to determine the origin of a portion of the conflict minerals contained in our supply chain and whether some of them come from recycled or scrap sources. Since the supply chain of the automotive industry is broad and complex, we are unable to determine all of the facilities used to process them, the country of origin, or the mine or location of origin.

(i)	Conflict minerals’ country of origin

Because sufficient information to identify a portion of the smelters/refiners and the countries of origin of conflict minerals was not provided by its suppliers, Toyota was unable to determine any of its products to be “DRC conflict free”, as defined by Form SD.

(ii)	Facilities used to process conflict minerals

During the course of our due diligence on the source and chain of custody of the necessary conflict minerals, Toyota has collected information on some, but not all, of its smelters/refiners. Among those smelters/refiners, we found some of them processed minerals sourced in the Covered Countries. However, through our due diligence, we were unable to obtain sufficient information to determine whether those conflict minerals were from mines which financed or benefited any armed group.

(iii)	Efforts to determine the conflict minerals’ mines or locations of origin

Through its participation in RMAP and the RCOI survey by tracing back through our supply chains, Toyota has determined that its efforts to seek information about the conflict minerals smelters/refiners in its supply chain represents the most reasonable effort Toyota can make to determine the mines or locations of origin of the necessary conflict minerals contained in its supply chain.

6.	Steps Toyota Will Take Subsequent to Calendar Year 2024

The due diligence process discussed above is an ongoing process. As Toyota continues to conduct due diligence on its products, it will continue to refine procedures.

Toyota will conduct the following procedures, which is included in the risk management plan, to meet the goals and adhere to values set forth in the policy outlined above:

a.	Toyota will improve the RCOI survey and due diligence.

b.	Toyota will improve the measures of the RCOI survey based on feedback from major Tier-1 suppliers.

c.

Toyota will conduct awareness-raising activities for suppliers such as providing conflict minerals survey-related materials including guidance manuals, holding sessions on a regular basis in cooperation with JAMA (Japan Automobile Manufacturers Association, Inc) and JAPIA, and continuing to communicate and exchange opinions with trade partners with direct business.

d.	Toyota will encourage smelters/refiners to participate in RMAP through the industry organizations such as AIAG and JAPIA.

e.	Toyota will continue industry-wide cooperation such as contribution to the RMI through AIAG.

f.

Toyota will follow up with suppliers if there is a room for improvement in terms of responsible material procurement, which is among those described in Toyota Supplier Sustainability Guidelines as our expectations.

This Conflict Minerals Report was not subjected to an independent private sector audit, in accordance with Form SD.

Annex 1

The following table lists the smelters or refiners reported to be certified conformant by our suppliers, which we have matched with the list of RMAP conformant smelters and refiners available on the RMI website. This information is based on the RMI Smelter List as of April 2, 2024. However, because certain of our suppliers reported 3TG usage at a company-wide level, we cannot independently confirm or negate the possibility that such 3TG was introduced by such suppliers into Toyota’s supply chain.

Metal	Facility Name of Smelter or Refiner	Smelter ID
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Agosi AG	CID000035
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	Asahi Pretec Corp.	CID000082
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	Coimpa Industrial LTDA	CID004010
Gold	Dowa	CID000401
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Gold by Gold Colombia	CID003641
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Italpreziosi	CID002765
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511

Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	L’Orfebre S.A.	CID002762
Gold	LS MnM Inc.	CID001078
Gold	LT Metal Ltd.	CID000689
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MKS PAMP SA	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	NH Recytech Company	CID003189
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	REMONDIS PMR B.V.	CID002582
Gold	Royal Canadian Mint	CID001534
Gold	SAFINA A.S.	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Torecom	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	WEEEREFINING	CID003615
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224

Tantalum	AMG Brasil	CID001076
Tantalum	D Block Metals, LLC	CID002504
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET de Mexico	CID002539
Tantalum	Materion Newton Inc.	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	NPM Silmet AS	CID001200
Tantalum	PowerX Ltd.	CID004054
Tantalum	QuantumClean	CID001508
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tin	Alpha	CID000292
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	China Tin Group Co., Ltd.	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	CV Ayi Jaya	CID002570
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000402
Tin	DS Myanmar	CID003831
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116

Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	Luna Smelter, Ltd.	CID003387
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
TIn	Mining Minerals Resources SARL	CID004065
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Serumpun	CID003205
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT Menara Cipta Mulia	CID002835
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	PT Premium Tin Indonesia	CID000313
Tin	PT Prima Timah Utama	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	PT Rajehan Ariq	CID002593
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	PT Refined Bangka Tin	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur (SIM)	CID002816
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Super Ligas	CID002756
Tin	Thaisarco	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Tin Technology & Refining	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tin	PT Belitung Industri Sejahtera	CID001421
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258

Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Lianyou Metals Co., Ltd.	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082